                                                                     EXHIBIT 5.1

                               HALE AND DORR LLP
                              Counsellors at Law
                               www.haledorr.com
                      60 State Street . Boston, MA 02109
                         617-526-6000 . fax 617-526-5000


                                       July 18, 2000

Intrinsix Corp.
33 Lyman Street
Westboro, Massachusetts  01581

Re:  Registration Statement on Form S-1
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Ladies and Gentlemen:

     This opinion is furnished to you in connection with a Registration Statement on Form S-1 (File No. 333-33920) (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of 4,600,000 shares of Common Stock, no par value per share (the "Shares"), of Intrinsix Corp., a Massachusetts corporation (the "Company"), including 500,000 Shares issuable upon exercise of an over-allotment option granted by the Company and 100,000 Shares issuable upon exercise of an over-allotment option granted by Romas Rudis.

     The Shares are to be sold by the Company pursuant to an underwriting agreement (the "Underwriting Agreement") to be entered into by and among the Company and CIBC World Markets Corp., FleetBoston Robertson Stephens, Inc. and Adams, Harkness & Hill, Inc., as representatives of the several underwriters named in the Underwriting Agreement, the form of which has been filed as
Exhibit 1.1 to the Registration Statement.

     We are acting as counsel for the Company in connection with the issue and sale by the Company of the Shares. We have examined signed copies of the Registration Statement as filed with the Commission. We have also examined and relied upon the Underwriting Agreement, minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company, stock record books of the Company as provided to us by the Company, the Articles of Organization and By-Laws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

     In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.


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            Hale and Dorr LLP Includes Professional Corporations
                    * an independent joint venture law firm

Intrinsix Corp.
July 18, 2000
Page 2

     We assume that the appropriate action will be taken, prior to the offer and sale of the Shares in accordance with the Underwriting Agreement, to register and qualify the Shares for sale under all applicable state securities or "blue sky" laws.

     We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts and the federal laws of the United States of America. To the extent that any other laws govern the matters as to which we are opining herein, we have assumed that such laws are identical to the state laws of the Commonwealth of Massachusetts, and we are expressing no opinion herein as to whether such assumption is reasonable or correct.

     Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when the Shares are issued and paid for in accordance with the terms and conditions of the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable.

     It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

     Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                       Very truly yours,

                                       /s/ Hale and Dorr LLP

                                       HALE AND DORR LLP